UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 1, 2016 (January 28, 2016)

HCP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-08895	33-0091377
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1920 Main Street

Suite 1200

Irvine, California 92614

(Address of principal executive offices, including zip code)

(949) 407-0700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 28, 2016, the board of directors of HCP, Inc. (the “Company”) adopted Amendment No. 1 to the Fifth Amended and Restated Bylaws of the Company (the “Amendment”) to modify the previously adopted proxy access bylaw. Among other things, the Amendment:

•                 Reduces the qualifying ownership threshold from 5% to 3% of the Company’s outstanding common stock;

•                 Provides that a minimum of two stockholder-nominated candidates will be eligible for inclusion in the Company’s proxy materials;

•                 Increases the number of stockholders who may aggregate their shares to meet the 3% ownership threshold from 10 to 25;

•                 Provides that certain related funds will be counted as one stockholder for purposes of the aggregation limit;

•                 Clarifies that loaned shares are counted toward the ownership requirement, provided that certain recall requirements are met;

•                 Removes the requirement that a nominating stockholder provide a representation as to its intentions with respect to continuing to own the required number of shares for at least one year following the applicable annual meeting; and

•                 Decreases the minimum level of support a proxy access candidate is required to receive in order to be eligible to be a proxy access nominee for the next two annual meetings from 25% to 10% of the votes cast.

In addition, the Amendment modifies provisions of the proxy access bylaw relating to the disclosure, representations and agreements required to be provided by nominating stockholders, and adds certain other procedural provisions and clarifications.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is included as Exhibit 3.1 to this report and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits.

No.	Description
3.1	Amendment No. 1 to the Fifth Amended and Restated Bylaws of HCP, Inc., effective January 28, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2016	HCP, Inc.
(Registrant)

	By:	/s/ Timothy M. Schoen
Timothy M. Schoen
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Description
3.1	Amendment No. 1 to the Fifth Amended and Restated Bylaws of HCP, Inc., effective January 28, 2016